                                                                  Exhibit (h)(9)

                        ADMINISTRATIVE SERVICES AGREEMENT

     AGREEMENT made as of the 3rd day of January, 2005, by and between IXIS Asset Management Advisors, L.P., a Delaware limited partnership ("IXIS Advisors"), and CDC Nvest Funds Trust I, CDC Nvest Funds Trust II, CDC Nvest Funds Trust III, CDC Nvest Cash Management Trust, CDC Nvest Companies Trust I, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the "Trusts").

                                   WITNESSETH:

     WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trusts desire to employ IXIS Advisors to provide certain administrative services to the Trusts in the manner and on the terms set forth in this Agreement, and IXIS Advisors wishes to perform such services.

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereby agree as follows:

1. Appointment and Acceptance. The Trusts hereby employ IXIS Advisors to act as Administrator of the Trusts on the terms set forth in this agreement. IXIS Advisors hereby accepts such employment and agrees to furnish the services and to assume the obligations herein set forth for the compensation herein provided. The Trusts will initially consist of the series and/or classes of shares (each a "Fund" and collectively, the "Funds") listed on Schedule A to this Agreement. In the event that any of the Trusts establish one or more additional Funds with respect to which such Trust wishes to employ IXIS Advisors to act as Administrator hereunder, the Trust shall notify IXIS Advisors in writing. Upon written acceptance by IXIS Advisors, such Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trusts and its Funds) may be modified with respect to each additional Fund in writing by the Trust and IXIS Advisors at the time of the addition of the Fund.

2. Services Provided by IXIS Advisors.

(a) IXIS Advisors shall perform or arrange for the performance of the various administrative and clerical services listed in Schedule B hereto. The administrative services provided hereunder shall be subject to the control, supervision and direction of the Trusts and the review and comment by the Trusts' auditors and legal counsel and shall be performed in accordance with procedures, which may be established from time to time between the Trusts and IXIS Advisors. IXIS Advisors shall provide the office space, facilities, equipment and the personnel required by it to perform the services contemplated herein.

(b) In providing any or all of the services listed in Schedule B hereto, and in satisfaction of its obligations to provide such services, IXIS Advisors may, at its expense, enter into agreements with one or more other third parties to provide such services to the Trusts; provided, however, that IXIS Advisors shall be as fully responsible to the Trusts for the acts and omissions of any such third party service providers as it would be for its own acts or omissions hereunder.

3. Compensation and Expenses.

(a) For the services provided hereunder, the Trusts shall pay IXIS Advisors the greater of the following:

     (1)  an annual minimum fee of $5,000,000 payable in monthly installments;
          or

     (2) a monthly fee (accrued daily) based on the Trusts' average daily net assets during the calendar month, such fee being calculated at the annualized rates set forth below:

     -------------------------------------------------------------
                                        Annualized Fee Rate
     Average Daily Net Assets   As a % of Average Daily Net Assets
     -------------------------------------------------------------
     $0 - $5 billion                          0.0675%
     -------------------------------------------------------------
     Next $5 billion                          0.0625%
     -------------------------------------------------------------
     Over $10 billion                         0.0500%
     -------------------------------------------------------------

     (3) In addition, each fund becoming effective after January 1, 2004 is subject to an annual administration fee consisting of a new fund base fee of $50,000 plus $12,500 per class (if multiple classes) and an additional $50,000 fee for each multi-manager fund. The parties understand and agree that the annual minimum set forth in paragraph
          (3)(a)(1) above will be reviewed annually and the parties will agree to an appropriate adjustment taking into consideration new funds added and funds liquidated or merged out of existence during the year.

(b) In addition, the Trusts shall reimburse IXIS Advisors for its reasonable out-of-pocket expenses as well as any other advances incurred by IXIS Advisors with the consent of the Trusts with respect to its provision of services hereunder. It is agreed that the expenses for Blue Sky administrative services performed and vendor costs incurred will be paid directly by the Trusts.

(c) For any period less than a full calendar month, any fees payable to IXIS Advisors for such period shall be pro-rated for such lesser period. All of the foregoing fees and expenses will be billed monthly in arrears by IXIS Advisors. The Trusts shall pay such fees and reimburse such expenses promptly upon receipt of an invoice therefor and, in no event, later than five (5) business days after receipt of the invoice.

(d) The Trusts agree promptly to reimburse IXIS Advisors for any equipment and supplies specially ordered by or for the Trusts through IXIS Advisors at the request or with the consent of the Trusts, and for any other expenses not contemplated by this Agreement that IXIS Advisors may incur on behalf of, at the request of, or with the consent of the Trusts.

(e) The Trusts will bear all expenses that are incurred in its operation and not specifically assumed by IXIS Advisors. Expenses to be borne by the Trusts, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of each Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by IXIS Advisors under this Agreement); cost of any services contracted for by the Trusts directly from parties other than IXIS Advisors; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any non-affiliated officer or director/trustee or any employee of the Trusts; costs incidental to the preparation, printing and distribution of the Trusts' registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of each of the Fund's tax returns, Form N-1A, Form N-CSR, Form N-PX, Form N-SAR and Form N-Q, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance and Independent Trustees errors and omissions liability insurance; and cost of independent pricing services used in computing each Fund's net asset value.

4. Limitation of Liability; Indemnification.

(a) IXIS Advisors shall not be liable to the Trusts for any error of judgment or mistake of law or for any loss arising out of any act or omission by IXIS Advisors, or any persons engaged pursuant to Section 2(b) hereof, including officers, agents, and employees of IXIS Advisors and its affiliates, in the performance of its duties hereunder; provided, however, that nothing contained herein shall be construed to protect IXIS Advisors against any liability to the Trusts, the Funds, or the shareholders to which IXIS Advisors shall otherwise be subject by reason of its willful misfeasance, bad faith, or negligence in the performance of its duties or the reckless disregard of its obligations and duties hereunder.

(b) IXIS Advisors will indemnify and hold harmless the Trusts, their officers, employees, and agents and any persons who control the Trusts (collectively, the "Trusts Indemnified Parties") and hold each of them harmless from any losses, claims, damages, liabilities, or actions in respect thereof to which the Trusts Indemnified Parties may become subject, including amounts paid in settlement with the prior written consent of IXIS Advisors, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of or result from the failure of IXIS Advisors to comply with the terms of this Agreement.

     IXIS Advisors will reimburse the Trusts for reasonable legal or other expenses reasonably incurred by the Trusts in connection with investigating or defending against any such loss, claim, damage, liability, or action. IXIS Advisors shall not be liable to the Trusts for any action taken or omitted by the Trusts in bad faith or with willful misfeasance or negligence or with reckless disregard by the Trusts of their respective obligations and duties hereunder. The indemnities herein shall, upon the same terms and conditions, extend to and inure to the benefit of each of the officers of the Trusts and any person controlling the Trusts.

(c) The obligations set forth in this Section 4 shall survive the termination of this Agreement.

5. Activities of IXIS Advisors Not Exclusive; Dual Interests.

(a) The services of IXIS Advisors under this Agreement are not to be deemed exclusive, and IXIS Advisors and any person controlled by or under common control with IXIS Advisors shall be free to render similar services to others.

(b) It is understood that any of the officers, employees, and agents of the Trusts or the Manager may be a shareholder, director, officer, employee, or agent of, or be otherwise interested in, IXIS Advisors, any affiliated person of IXIS Advisors, any organization in which IXIS Advisors may have an interest, or any organization that may have an interest in the Trusts. Except as otherwise provided by specific provisions of applicable law, the existence of any such dual interest shall not affect the validity of this Agreement or any of the transactions hereunder.

6. Representations and Warranties.

(a) The Trusts each represents and warrants to IXIS Advisors that this Agreement has been duly authorized by each of them and, when executed and delivered, will constitute a legal, valid, and binding obligation of the Trusts, enforceable against the Trusts in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b) IXIS Advisors represents and warrants to the Trusts that this Agreement has been duly authorized by IXIS Advisors and, when executed and delivered by IXIS Advisors, will constitute a legal, valid, and binding obligation of IXIS Advisors, enforceable against IXIS Advisors in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

7. Duration and Termination of this Agreement.

(a) This Agreement shall become effective as of the date first above written and, unless otherwise terminated, shall continue indefinitely; provided, however, that this Agreement may be terminated at any time without the payment of any penalty by either party on not less than sixty (60) days' written notice to the other party.

(b) This Agreement shall automatically terminate for any Fund in the attached Schedule A upon the termination of that Fund's Advisory Agreement.

(c) Unless otherwise terminated, this Agreement shall continue in effect for one year from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trusts.

(d) IXIS Advisors hereby agrees that any books and records prepared hereunder with respect to the Trusts are the property of the Trusts and shall be readily accessible to the Trusts and their respective trustees, officers and agents during normal business hours. IXIS Advisors further agrees that, upon the termination of this Agreement or otherwise upon request, IXIS Advisors will surrender promptly to the Trusts copies of all such books and records.

8. Amendments and Waivers. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Trusts' Board of Trustees, and such amendment is set forth in a written instrument executed by each of the parties hereto. At any time, any of the provisions hereof may be waived by the written mutual consent of the parties hereto.

9. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notices shall be sent to the addresses set forth below or to such other address as either party may designate by written notice to the other.

          If to IXIS Advisors:

          IXIS Asset Management Advisors, L.P.
          399 Boylston Street
          Boston, MA 02116
          Attention: President
          With a copy to: General Counsel

          If to the Trusts:

          CDC Nvest Funds Trust I, CDC Nvest Funds Trust II, CDC Nvest Funds Trust III, CDC Nvest Cash Management Trust, CDC Nvest Companies Trust I, Loomis Sayles Funds I or Loomis Sayles Funds II
          399 Boylston Street
          Boston, MA 02116
          Attention: President
          With a copy to: Secretary

Notice shall also be deemed sufficient if given electronically or by telex, telecopier, telegram, or other similar means of same day delivery (with a confirming copy by mail as provided herein).

10. Additional Provisions

(a) Separate Portfolios. This Agreement shall be construed to be made by the Trusts as a separate agreement with respect to each Fund, and under no circumstances shall the rights, obligations, or remedies with respect to a particular Fund be deemed to constitute a right, obligation, or remedy applicable to any other Fund.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements, or understandings.

(c) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(d) Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts as then in effect.

(e) Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and, if so executed, the separate instruments shall constitute one agreement.

(f) Headings. Headings used in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

IXIS ASSET MANAGEMENT ADVISORS, L.P.

By IXIS Asset Management Distribution Corporation, its general partner


By: /s/ John T. Hailer
    -------------------------------
Name: John T. Hailer
Title: Executive Vice President


CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST CASH MANAGEMENT TRUST
CDC NVEST COMPANIES TRUST I
LOOMIS SAYLES FUNDS II


By: /s/ John T. Hailer
    -------------------------------
Name: John T. Hailer
Title: President


LOOMIS SAYLES FUNDS I


By: /s/ John T. Hailer
    -------------------------------
Name: John T. Hailer
Title: Executive Vice President

                                                                      Schedule A

                                Trust Portfolios
                             As of: January 3, 2005

--------------------------------------------------------------------------------
CDC Nvest Funds Trust I
--------------------------------------------------------------------------------
CDC Nvest Star Advisers Fund
--------------------------------------------------------------------------------
CDC Nvest Star Value Fund
--------------------------------------------------------------------------------
CGM Advisor Targeted Equity Fund
--------------------------------------------------------------------------------
Hansberger International Fund
--------------------------------------------------------------------------------
Loomis Sayles Core Plus Bond Fund
--------------------------------------------------------------------------------
Loomis Sayles Government Securities Fund
--------------------------------------------------------------------------------
Vaughan Nelson Small Cap Value Fund
--------------------------------------------------------------------------------
Westpeak Capital Growth Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CDC Nvest Funds Trust II
--------------------------------------------------------------------------------
Harris Associates Large Cap Value Fund
--------------------------------------------------------------------------------
Loomis Sayles Massachusetts Tax Free Income Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CDC Nvest Funds Trust III
--------------------------------------------------------------------------------
CDC IXIS Moderate Diversified Portfolio
--------------------------------------------------------------------------------
Harris Associates Focused Value Fund
--------------------------------------------------------------------------------
IXIS Equity Diversified Portfolio
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CDC Nvest Cash Management Trust
--------------------------------------------------------------------------------
CDC Nvest Cash Management Trust - Money Market Series
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CDC Nvest Companies Trust I
--------------------------------------------------------------------------------
AEW Real Estate Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Loomis Sayles Funds I
--------------------------------------------------------------------------------
Loomis Sayles Benchmark Core Fund
--------------------------------------------------------------------------------
Loomis Sayles Bond Fund
--------------------------------------------------------------------------------
Loomis Sayles Fixed Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Global Bond Fund
--------------------------------------------------------------------------------
Loomis Sayles High Income Opportunities Fund*
--------------------------------------------------------------------------------
Loomis Sayles Institutional High Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Intermediate Duration Fixed Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Investment Grade Fixed Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Mid Cap Growth Fund
--------------------------------------------------------------------------------
Loomis Sayles Small Cap Value Fund
--------------------------------------------------------------------------------
Loomis Sayles Small Company Growth Fund
--------------------------------------------------------------------------------
Loomis Sayles Inflation Protected Securities Fund
--------------------------------------------------------------------------------

* With respect to this Fund only, paragraph 3 of the Agreement is revised to provide that IXIS Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. ("Loomis Sayles), the adviser to the Fund, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Fund, as agreed upon by Loomis Sayles in a separate Letter Agreement dated January 3, 2005.

--------------------------------------------------------------------------------
Loomis Sayles Funds II
--------------------------------------------------------------------------------
CDC IXIS International Equity Fund (to be renamed Hansberger Foreign Growth Fund effective 2/1/05)
--------------------------------------------------------------------------------
Loomis Sayles Aggressive Growth Fund
--------------------------------------------------------------------------------
Loomis Sayles Growth Fund
--------------------------------------------------------------------------------
Loomis Sayles High Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Investment Grade Bond Fund
--------------------------------------------------------------------------------
Loomis Sayles Limited Term Government and Agency Fund
--------------------------------------------------------------------------------
Loomis Sayles Municipal Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Research Fund
--------------------------------------------------------------------------------
Loomis Sayles Small Cap Growth Fund
--------------------------------------------------------------------------------
Loomis Sayles Strategic Income Fund
--------------------------------------------------------------------------------
Loomis Sayles Tax-Managed Equity Fund
--------------------------------------------------------------------------------
Loomis Sayles Value Fund
--------------------------------------------------------------------------------
Loomis Sayles Worldwide Fund
--------------------------------------------------------------------------------

                                                                      Schedule B

                        Description of Services Provided
                             Dated: January 3, 2005

IXIS Advisors shall perform or arrange for the performance of the following administration and clerical service:

Corporate Secretarial Services

     1. provide Secretary and Assistant Secretaries for the Trusts and other officers as requested;

     2. maintain general corporate calendar, tracking all legal and regulatory compliance through annual cycles;

     3. prepare Board materials for quarterly Board meetings and Board committee meetings, including agenda and background materials for annual review of advisory and distribution fees, presentation of issues to the Board, prepare minutes and follow-up on matters raised at meetings;

     4.   maintain charter documents for the Trusts;

     5.   prepare organizational Board meeting materials for new Funds;

     6. draft contracts, assisting in negotiation and planning, as appropriate, for example advisory, distribution and selling agreements, transfer agency and custodian agreements, 12b-1 and shareholder servicing plans and related agreements and various other agreements and amendments;

     7. prepare and file proxy solicitation materials, oversee solicitation and tabulation efforts, conduct shareholder meetings and provide legal presence at meetings;

Registration and Disclosure Assistance Services

     8. prepare and file amendments to the Funds' registration statement, including updating prospectuses and SAIs;

     9.   prepare and file prospectus and SAI supplements, as needed;

     10. prepare and file other regulatory documents, including Form N-CSR, Form N-SAR, Form N-Q, Rule 24f-2 Notices, Form N-PX;

     11. establish and maintain a disclosure controls and procedures program to assist in the funds' officers certification under the Sarbanes-Oxley Act of 2002;

     12. obtain and file fidelity bonds and monitor compliance with Rule 17g-1 and Rule 17d-1(7) under the 1940 Act;

     13. obtain and monitor directors' and officers' errors and omissions policies and Independent Trustees excess errors and omissions insurance policy;

     14. prepare and file shareholder meeting materials and assist with all shareholder communications;

     15. coordinate and monitor state Blue Sky qualification through an experienced vendor partner;

Legal Consulting and Planning Services

     16. provide general legal advice on matters relating to portfolio management, Fund operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in each Fund's investment policies, operations, or structure;

     17. communicate significant emerging regulatory and legislative developments to the Advisor, the Trusts and the Board and provide related planning assistance;

     18. develop or assist in developing guidelines and procedures to improve overall compliance by the Trusts and Funds;

     19. provide advice with regard to litigation matters, routine fund examinations and investigations by regulatory agencies;

     20. provide advice regarding long-term planning for the Funds, including creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods;

     21. maintain effective communications with fund counsel and counsel to the independent Trustees, if any;

     22. create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects;

     23. monitor activities and billing practices of counsel performing services for the Funds or in connection with related fund activities;

     24. provide consultation and advice for resolving compliance questions along with the Advisor, its counsel, the Trusts and fund counsel;

     25. provide active involvement with the management of SEC and other regulatory examinations;

     26. maintain the Trusts' Code of Ethics and monitor compliance of personnel;

     27. maintain the Trusts' Sarbanes-Oxley Code of Ethics and monitor compliance of personnel;

     28. maintain procedures to assist the Trusts' in complying with attorney conduct rules of Sarbanes-Oxley Act of 2002

Transfer Agent Monitoring Services

     29. ensure that the content of confirmations, statements, annual and semi-annual reports, disclosure statements and shareholder administrative communications conform to regulatory requirements and are distributed within the mandated time frames;

     30. monitor and review transfer agent activity in order to evaluate the status of regulatory compliance, protect the integrity of the funds and shareholders, search for systemic weaknesses, and examine for potential liability and fraud;

     31. establish and maintain an anti-money laundering program to assist in the Funds' compliance with the requirements of the USA PATRIOT Act;

     32. investigate and research customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

     33. consult with transfer agent and other staff regarding prospectus and SAI provisions and requirements, distribution issues including payment programs, sub-transfer agent arrangements and other regulatory issues;

Treasury Financial Services

     34. provide Treasurer and Assistant Treasurers for the Trusts and other officers as requested;

     35.  generate portfolio schedules utilizing the Funds' custodian system;

     36.  create financial statements and financial highlight tables;

     37.  maintain and update the notes to the financials;

     38. supply the Funds' custodian with a listing of audit reports and schedules;

     39.  coordinate with external auditors for annual audit;

     40. review financial statements for completeness accuracy and full disclosure;

     41.  coordinate ROCSOP adjustments with auditors;

     42.  determine and monitor expense accrual for each fund;

     43.  verify management and 12b-1 fees calculated by the Funds' custodian;

     44.  review fund waivers and deferrals;

     45. calculate total returns for each fund and respective classes using the Fundstation system;

     46. oversee and review custodial bank services including maintenance of books and records;

     47.  provide service bureaus with funds statistical information;

     48. oversee the determination and publication of the Funds' net asset values;

     49. review the calculation, submit for approval by an officer of the Funds', and arrange for the payment of the Funds' expenses;

     50. oversee and review the calculation of fees paid to the Funds' service providers, including, as applicable, the Funds' investment advisers and sub-advisers, custodian, transfer agent and distributor and submit to an officer for Funds' approval;

Treasury Regulatory Services

     51. prepare and file annual and semi-annual N-CSR and N-SAR forms with the SEC;

     52.  provide Trustees with condensed portfolio information;

     53.  review securities lending activity;

     54.  review pricing errors;

     55.  review fair value pricing;

     56.  review stale pricing;

     57.  review collateral segregation;

     58.  provide bi-monthly summaries of pricing overrides to management;

     59. provide a review of expense caps and management fee waivers to management;

     60.  review short sales;

     61.  review derivatives positions;

     62.  review brokerage commissions;

     63.  review dividends and capital gain distributions;

Treasury Tax Services

     64. provide annual tax information (Form 1099) for each fund or class of shares to shareholders and transfer agents;

     65. calculate distribution of capital gains, income and spill back requirements;

     66.  provide estimates of capital gains;

     67.  provide 1099 information to vendors;

     68. provide service bureaus, brokers and various parties with tax information notices;

     69.  prepare excise tax returns;

     70.  prepare income tax returns;

     71.  prepare tax identification number filings;

     72. perform IRS sub-Chapter M testing for 25% diversification (monthly), 50% diversification (monthly), 90% gross income (monthly), 90% income distribution requirement (annually), and 98% excise distribution requirement (annually);

Treasury Compliance Services

     73. perform oversight review to ensure investment manager compliance with investment policies and limitations;

     74. obtain and review investment manager certification on adhering to all investment policies, restrictions and guidelines;

     75. monitor SEC diversification with 75% diversification test and Section 12 diversification test;

     76. periodically review designated collateral on all fund derivative and delayed delivery positions;

Treasury Special Services

     77.  administer daily review of securities lending with lending agent(s);

     78. ensure periodic review of Funds for opportunities with lending and review of current income levels;

     79. establish opportunities with investment manager and brokers for directed commission programs;

     80.  monitor line of credit arrangement and payment of commitment fees;

     81. maintain Trustee payments and monitor deferred compensation arrangements;

     82.  provide Trustees and vendors with Form 1099 information;

     83.  generate expense proformas for new products;

     84. negotiate with vendors to ensure new products are brought in at the lowest costs;

     85.  ensure all aspects of new products are operationally ready.